UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2018

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 30, 2018, Costco Wholesale Corporation (the “Company”) held its Annual Meeting of Shareholders. There were 439,184,698 shares of common stock entitled to be voted; 371,419,587 shares were voted in person or by proxy. Shareholders voted on the following matters:

1.	The election of each of the three Class I directors nominated by the Board of Directors to hold office until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2018;

3.	The approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2017 as disclosed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on December 15, 2017;

4.	A shareholder proposal regarding simple majority vote; and

5.	A shareholder proposal regarding prison labor.

All items except Item 5 were approved. The results of the votes are set forth below:

Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Kenneth D. Denman	296,798,370	2,054,920	72,566,297
W. Craig Jelinek	295,608,006	3,245,284	72,566,297
Jeffrey S. Raikes	289,836,230	9,017,060	72,566,297

Ratification of the Selection of Auditors

For	Against	Abstain
366,454,606	4,384,054	580,927

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
287,299,053	10,797,451	756,786	72,566,297

Shareholder Proposal Regarding Simple Majority Vote

For	Against	Abstain	Broker Non-Votes
258,537,434	39,262,080	1,053,776	72,566,297

Shareholder Proposal Regarding Prison Labor

For	Against	Abstain	Broker Non-Votes
13,990,990	276,231,436	8,630,864	72,566,297

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 5, 2018.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti Executive Vice President and Chief Financial Officer

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